AMENDMENT NO. 1 TO THE
                      STOCK AND WARRANT PURCHASE AGREEMENT

         Amendment No. 1 dated October 7, 1988 to the Stock and Warrant Purchase Agreement dated as of April 29, 1988 between Commerce Bank/Harrisburg, a Pennsylvania banking corporation (the "Bank"), and Commerce Bancorp, Inc., a New Jersey business corporation (the "Acquiror").

                                   BACKGROUND

         As of April 29, 1988, the Bank and the Acquiror entered into a Stock and Warrant Purchase Agreement (the "Agreement") whereby the Bank proposed to issue and sell to the Acquiror and the Acquiror proposed to purchase from the Bank 40,000 shares of a new class of Bank cumulative preferred stock and warrants to purchase in the aggregate 40,000 shares of the Bank's common stock, all upon the terms and subject to the conditions therein set forth. The Bank and the Acquiror desire to amend certain of the rights and relative preferences of the Bank cumulative preferred stock so as to make, among other changes, the preferred stock non- cumulative.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The relative rights and preferences of the Preferred Stock (as such term is defined in the Agreement) are hereby amended to read in their entirety as set forth in Exhibit "A" attached hereto and made a part hereof.

         2. All references to the Bank cumulative preferred stock and Preferred Stock in the Agreement, the Warrant Agreement or any other document and/or instrument to be executed in connection with or pursuant to the Agreement shall hereinafter refer to the preferred stock whose rights and relative preferences are set forth in Exhibit "A" attached hereto and made a part hereof.

         3. Except as specifically amended herein, the Agreement and all other documents and/or instruments to be executed in connection with or pursuant to the Agreement remain unchanged and in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed all as of the day and year first above written.

(SEAL)                                               COMMERCE BANK/HARRISBURG


Attest: /s/ Howell C. Mette                          By: /s/ James Gibson
       ------------------------------                   -----------------
             Secretary                                       President



(SEAL)                                               COMMERCE BANCORP, INC.


Attest: /s/                                          By: /s/ Vernon W. Hill, II
       ------------------------------                 -----------------------
             Secretary                                       President

                                   EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            COMMERCE BANK/HARRISBURG

         Pursuant to the provisions of the Pennsylvania Consolidated Statutes
Annotated: 7 Pa. C.S.A. Section 1202, relating to the issuance of shares in classes and series, and the authority conferred on the Board of Directors by the Articles of Incorporation to make divisions and determinations with respect to the issuance of shares in classes or series, Commerce Bank/Harrisburg executes the following Certificate of Amendment to its Articles of Incorporation:

                  1. The name of the corporation is Commerce Bank/Harrisburg.

                  2. A copy of the resolution of the Board of Directors required by the Pennsylvania Consolidated Statutes Annotated: Pa. C.S.A. Section 1202(f), setting forth the actions of the Board of Directors and establishing and designating 40,000 shares of Series A Non-Cumulative Preferred Stock and determining the relative rights, preferences and limitations thereof is attached hereto as Exhibit A.

                  3. Said resolution was adopted by a vote of a majority of the directors present at a meeting thereof duly convened and held on , 1988 , at which meeting a quorum was at all times present and voting.

                  4. The Articles of Incorporation of Commerce Bank/Harrisburg are hereby amended so that the designation and number of shares of Series A Non-Cumulative Preferred Stock, and the relative rights, preferences and limitations thereof, are as stated in said resolution.

                  IN WITNESS WHEREOF, Commerce Bank/Harrisburg has caused this Certificate of Amendment to its Articles of Incorporation to be signed by its President and Secretary this 7th day of October 1988.

                                       COMMERCE BANK/HARRISBURG

                                       By:______________________________
                                             James Gibson, President

                                          ______________________________
                                             Howell C. Mette, Secretary

                                    EXHIBIT A

              Resolution of the Board of Directors determining the
              designation and number of the Series A Non-Cumulative
                  Preferred Stock, par value $10.00 per share,
          and the relative rights, preferences and limitations thereof.

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Bank (the "Board") by the provisions of Article Fifth of the Articles of Incorporation of the Bank and the provisions of The Pennsylvania Consolidated Statutes Annotated: 7 Pa. C.S.A. Section 1202, the Board hereby creates a series of preferred stock, par value $10.00 per share, and determines the designation and number of shares which constitute such series and the relative rights, preferences and limitations of such series as follows:

         1. Designation and Number of Shares. The series of preferred stock shall be designated as "Series A Non-Cumulative Preferred Stock" (hereinafter called "Series A Preferred Stock") and shall consist of a total of 40,000 shares par value $10.00 per share.

         2. Dividends. The holders of the Series A Preferred stock shall be entitled to receive preferential dividends in cash, when, as and if declared by the Board of Directors out of the funds of the Bank legally available at the time for the payment of dividends, at a rate of $2.00 per share per annum, and no more, payable quarterly on the thirtieth (30th) day of January, April, July and October to holders of record of Series A Preferred Stock at the close of business on the last day of the preceding month, before any dividend or other distribution on (i) any equity securities ranking junior to the Series A Preferred Stock as to the payment of dividends or other distributions ("Junior Stock") and (ii) ("Common Stock"); provided, however, may, at any time and from time to of the Series A Preferred Stock dividend fifteen (15) days before or after those which event the first dividend payable after each such change in the payment date shall be adjusted accordingly on a daily basis from the dividend payment date last preceding such change. The first dividend payment date of the Series A Preferred Stock shall be October 30, 1988.

         Dividends on each share of Series A Preferred Stock outstanding shall be non- cumulative, whether or not in any fiscal year there shall be any funds of the Bank legally available for the payment of such dividends, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall not accumulate as against the holder(s) of the Common Stock or any Junior Stock, so that except as set forth in paragraphs 3 and 4 hereof no sums in any later years shall be paid to the holder(s) of the Series A Preferred Stock with respect to any prior year or years when dividends were not paid, and so that in no event shall the holder(s) of the Series A Preferred Stock receive dividends of more than $2.00 per share in any fiscal year.

         The date on which the Bank shall initially issue a share of Series A Preferred Stock shall be deemed to be the "date of issuance" of such share regardless of the number of times the transfer of such share shall be made on the Bank's stock transfer records and regardless of the number of certificates which may be issued to evidence such share.

         If, in any quarterly dividend period or periods, full dividends upon the outstanding Series A Preferred Stock at the dividend rate set forth herein shall not have been paid or set apart for payment, then, until such payment is made or set apart, (i) no dividends or other distributions shall be declared and paid or set apart for payment upon any equity securities of the Bank other than securities which have a dividend payment preference superior to the Series A Preferred Stock; (ii) the Bank and its subsidiaries, if any, shall be prohibited from repurchasing, redeeming or otherwise acquiring any of the Bank's preferred stock ranking on a parity with the Series A Preferred Stock or any of the Common Stock or any Junior Stock; and (iii) the Bank shall be prohibited from issuing any preferred stock which ranks superior to or on parity with the Series A Preferred stock as to the payment of dividends and other distributions. If, at any time, the Bank shall pay less than the total amount of dividends then payable on the then-outstanding Series A Preferred Stock and on any then-outstanding class or series of stock of the Bank which ranks on a parity with the Series A Preferred Stock as to the payment of dividends and other distributions ("Parity Stock"), the aggregate payment to all holders of Series A Preferred Stock and to all holders of Parity Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective annual dividend rates fixed thereon shall be paid with respect to each outstanding share of Series A Preferred Stock and Parity Stock.

         Holders of the Series A Preferred Stock shall not be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any Common Stock, Junior Stock or any other class of stock or equity security of the Bank or any series of any such class.

         3. Liquidation. In the event of the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, after all creditors of the Bank shall have been paid in full, the holders of the outstanding Series A Preferred Stock shall be entitled to receive an amount equal to $25.00 per share plus an amount equal to the sum of (i) all unpaid dividends thereon which shall have been declared but not paid and (ii) all dividends which were not paid on the Series A Preferred Stock or will not be paid on the Series A Preferred Stock (whether or not there were any funds legally available for the payment of dividends at that time) to the date for the payment of such distribution amount (collectively the "Unpaid Dividends") together with interest on the Unpaid Dividends as set forth below before any distribution of assets shall be made to the holder(s) of any Common Stock or Junior Stock. The Unpaid Dividends shall bear interest at a rate per annum equal to 10% from the date any such Unpaid Dividends would have been paid in accordance with paragraph 2 hereof (whether or not there were any funds legally available for the payment of dividends at that time). If, upon any dissolution, liquidation or winding up of the Bank, the net assets of the Bank shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and Parity Stock the full amounts to which they respectively shall be entitled, the holders of each such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of such stock upon such distribution if all amounts payable on or with respect to all stock were paid in full.

         Neither consolidation or merger of the Bank with any corporation, nor the sale of all or part of the Bank's assets for cash, securities or other property, nor the purchase or redemption by

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



the Bank of any class of stock permitted by the Articles of Incorporation or any amendment thereof, shall be deemed a liquidation, dissolution or winding up of the Bank. Holders of the Series A Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Bank, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph
3. Nothing contained herein shall be deemed to prevent the redemption or purchase of the Series A Preferred Stock permitted by paragraph 4 herein prior to liquidation, dissolution or winding up.

         4. Redemption. The shares of Series A Preferred Stock shall be redeemable at the option of the Bank, in whole only and not in part, at any time, upon payment of the respective redemption price set forth herein; provided, however, that such shares shall not be redeemable prior to January 1, 1990.

         If redeemed in the
         12-month period                      Then the Redemption
         beginning January 1, 1990             Price shall be
         -------------------------            ----------------

                  1990                             $26.50
                  1991                              26.25
                  1992                              26.00
                  1993                              25.75
                  1994                              25.50
                  1995                              25.25
                  1996 and thereafter               25.00

plus an amount equal to the sum of (i) all unpaid dividends thereon which shall have been declared but not paid and (ii) all dividends which were not paid on the Series A Preferred Stock or will not be paid on the Series A Preferred Stock (whether or not there were any funds legally available for the payment of dividends at that time) to the date to and including the date fixed for redemption (collectively the "Unpaid Dividends") together with interest on the Unpaid Dividends as set forth below. The Unpaid Dividends shall bear-interest at a rate per annum equal to 10% from the date any such Unpaid Dividend would have been paid in accordance with paragraph 2 hereof (whether or not there were any funds legally available for the payment of dividends at that time) (all of the foregoing amounts being collectively hereinafter referred to as the "Redemption Price).

         Notice of the proposed redemption of Series A Preferred Stock shall be given by the Bank by first class mail, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption, to the holders of record of all of the shares of Series A Preferred Stock at their respective addresses appearing on the books of the Bank. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

         On and after the date fixed in the notice of redemption as the date of redemption (unless default shall be made by the Bank in providing money for the payment of the aggregate Redemption Price) , or if the Bank shall so elect, on and after the date (which date shall be the date of redemption or prior thereto) on which the Bank shall deposit, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Stock so as to be and continue to be available therefor, with a bank or trust company (other than the Bank or a subsidiary of the Bank) doing business in the State of New Jersey or the Commonwealth of Pennsylvania, as "Paying Agent", money sufficient in amount to pay, at the office of the Paying Agent on the redemption date, the aggregate Redemption Price of the shares of Series A Preferred Stock (provided the notice of redemption shall state the name and address of the Paying Agent and the intention of the Bank to deposit said money on or before the date of redemption with the Paying Agent), and, notwithstanding that any certificate for shares of Series A Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Bank shall cease and terminate, except the right to receive from the Bank or Paying Agent, as the case may be, the Redemption Price. At any time on or after the redemption date, or if the Bank shall deposit the money for such redemption prior to the redemption date, then at any time on or after the date of deposit, the respective holders of record of the Series A Preferred Stock shall be entitled to receive the Redemption Price upon actual delivery to the Bank or the Paying Agent, as the case may be, of certificates for the shares, such certificates, if required, to be duly endorsed in blank. Any money deposited with the Paying Agent which remains unclaimed by the holders of shares of Series A Preferred Stock at the end of five full calendar years after the redemption date shall be paid by the Paying Agent to the Bank, and thereafter the holders of the shares of the Series A Preferred Stock shall look only to the Bank for payment.

         5.       Voting Rights.

                  (a) Except as otherwise set forth in this resolution and except in statutory proceedings in which, and then only to the extent to which, their vote is at the time required by law, the holders of shares of Series A Preferred Stock shall have no right to vote at, to participate in, or to receive any notice of any meeting of the shareholders of the Bank. Except as otherwise set forth in this paragraph 5, on any matter on which the holders of Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                  (b) If and whenever quarterly dividends on the Series A Preferred Stock shall not have been paid in full for four quarterly dividends (whether or not consecutive) or more with respect to quarterly dividend payments on the Series A Preferred Stock which are payable on and after March 1, 1990, the holders of Series A Preferred Stock shall be entitled to notice of all meetings of the shareholders of the Bank and to full voting rights (together with holders of Common Stock but not as separate class unless otherwise required by law) at all meetings and on all matters including, without limitation, the election of directors of the Bank, and each share of Series A Preferred Stock shall be entitled to two votes. At such time as the dividend on the Series A Preferred Stock for the then current quarterly dividend period shall have been declared and paid or set apart for payment and the immediately preceding three quarterly dividends on the Series A Preferred Stock shall have been paid, all voting rights of the Series A Preferred Stock ; granted by this subparagraph (b) shall terminate.

                  (c) If and whenever the Bank fails to comply with any of the "Capital Adequacy Guidelines" or similar type regulations (including, without limitation, the "Risk-Based



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

Capital Guidelines"), as amended from time to time, which are established by the primary regulator of the Bank or the Bank's overall condition as determined by the primary regulator of the Bank is determined to be marginal or unsatisfactory, the holders of Series A Preferred Stock shall be entitled to notice of all meetings of the shareholders of the Bank and to full voting rights (together with holders of Common Stock but not as separate class unless otherwise required by law) at all meetings and on all matters including, without limitation, the election of directors of the Bank, and each share of Series A Preferred Stock shall be entitled to two votes. At such time as the Bank complies with the "Capital Adequacy Guidelines" or similar type regulations (including, without limitation, the "Risk-Based Capital Guidelines"), as amended from time to time, which are established by the primary regulator of the Bank or the Bank's overall condition as determined by the Bank's primary regulator ceases to be marginal or unsatisfactory all voting rights of the Series A Preferred Stock granted by this subparagraph (c) shall terminate. For, purposes of this subparagraph (c), the terms "marginal" and "unsatisfactory" with respect to the Bank's overall condition as determined by the primary regulator of the Bank shall mean a composite rating under the Uniform Financial Institutions Rating System of 4 or 5, or such similar or comparable composite rating of the Bank's overall condition pursuant to any successor composite rating system as is then in use by the primary regulator of the Bank.

                  (d) So long as any of the Series A Preferred Stock remains outstanding, the Bank will not, either directly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least fifty percent (50%) in number of the shares of the series A Preferred Stock then outstanding voting separately as a class:

                           (i) amend, alter or repeal any of the preferences,
special rights or powers of the shares of Series A Preferred Stock or any of the provisions of the Articles of Incorporation so as to affect them adversely,

                           (ii) authorize any reclassification of the Series A
Preferred Stock, or

                           (iii) issue any class or classes of the equity
securities of the Bank which have a dividend payment or liquidation payment preference equal or superior to the Series A Preferred Stock (including by means of the reissuance of shares reacquired by the Bank by repurchase, redemption or upon conversion).

         6. Reissuance of Shares. Shares of Series A Preferred Stock which have been redeemed or purchased, shall have the status of authorized and unissued shares of preferred stock and may be reissued as part of the series of which they were originally a part or may be reissued as part of a new series of the preferred stock to be created by resolution or resolutions of the Board or as part of any other series of preferred stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board providing for the issue of any series of preferred stock.




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